UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and related notes present the historical condensed combined financial information of ICTV Brands, Inc. (herein referred to as the “Company,” “we,” “our,” or similar terms unless the context indicates otherwise) and PhotoMedex, Inc. after giving effect to the asset acquisition of the consumer products division of PhotoMedex, Inc. that was completed on January 23, 2017, pursuant to which, ICTV Brands, Inc. acquired certain identifiable assets of PhotoMedex, Inc.

On October 4, 2016, we and our newly-formed, wholly-owned subsidiary ICTV Holdings entered into an asset purchase agreement with PhotoMedex, Inc., a Nevada corporation, and its subsidiaries, Radiancy, Inc., a Delaware corporation, PhotoTherapeutics Ltd, a private limited company limited by shares incorporated under the laws of England and Wales, and Radiancy (Israel) Limited, a private corporation incorporated under the laws of the State of Israel, (collectively referred to as PhotoMedex, Inc.), pursuant to which ICTV Holdings agreed to acquire substantially all of the assets of PhotoMedex, Inc., including, but not limited to, all of the equity interests of PhotoMedex, Inc.’s subsidiaries Radiancy (HK) Limited, a private limited company incorporated under the laws of Hong Kong, and LK Technology Importaçăo E Exportaçăo LTDA, a private Sociedade limitada formed under the laws of Brazil, for a total purchase price of $9,500,000 (such acquisition is referred to herein as the “PhotoMedex Acquisition”). The asset purchase agreement was subject to certain terms and conditions and on January 23, 2017, we completed the PhotoMedex acquisition.

The PhotoMedex acquisition included the acquisition of proprietary products and services that address skin diseases and conditions or pain reduction using home-use devices for various indications including hair removal, acne treatment, skin rejuvenation, and lower back pain; which products are sold and distributed to traditional retail, online and infomercial outlets for home-use products and include, without limitation, the following: (a) no!no! ® Hair, (b) no!no! ® Skin, (c) no!no! ® Face Trainer, (d) no!no! ® Glow, (e) Made Ya Look, (f) no!no ®! Smooth Skin Care, (g) Kyrobak, and (h) ClearTouch ®.

The $9,500,000 purchase price was funded by the following:

On January 23, 2017, pursuant to the terms of the securities purchase agreement, dated October 4, 2016, between our company and the selling stockholders, we completed a private placement whereby the selling stockholders purchased 8,823,530 shares of common stock at a price of $0.34 per share, for aggregate gross proceeds of $3,000,000. The issuance of the shares was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933. All of the proceeds were used for the PhotoMedex Acquisition.

On February 1, 2017, pursuant to the terms of the securities purchase agreement, we completed a second and final private placement whereby the selling stockholders purchased 11,764,713 shares of common stock at a price of $0.34 per share, for aggregate gross proceeds of $4,000,000. The issuance of the shares was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933. $2,000,000 of the proceeds were used for the PhotoMedex Acquisition and the remaining $2,000,000 were used for initial working capital.

The remaining $4,500,000 is being funded through a continuing royalty payment agreement. Under the purchase agreement, we are required to pay to PhotoMedex, Inc. and its subsidiaries a continuing monthly royalty on net cash (invoiced amount less sales refunds, returns, rebates, allowances and similar items) actually received by us or our affiliates from sales of products from the consumer products division that we acquired from PhotoMedex, Inc. Such royalty payments commence with net cash actually received from and after January 23, 2017, and continue until the total royalty paid to PhotoMedex, Inc. and its subsidiaries totals $4,500,000, calculated as follows: (i) 35% of net cash from the sale of all acquired consumer products sold through live television promotions made through Home Shopping Network (HSN) in the United States, QVC in the European Union, and The Shopping Channel (TSC) in Canada, less (a) deductions for sales commissions actually paid and on-air costs incurred for those amounts collected related to the sale of the acquired consumer products made through HSN in the United States, QVC in the European Union, and The Shopping Channel (TSC) in Canada, and (b) the cost of goods sold to generate such net cash; and (ii) 6% of net cash from the sale of all acquired consumer products other than the foregoing sales.

The PhotoMedex acquisition was accounted for as a business combination in accordance with the guidance contained in the Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The unaudited pro forma condensed combined financial information gives effect to PhotoMedex acquisition based on the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of December 31, 2016 is presented as if the PhotoMedex acquisition had occurred on December 31, 2016. The unaudited condensed combined statement of operations for the year ended December 31, 2016 is presented as if the PhotoMedex acquisition had occurred on January 1, 2016.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 8 of the U.S. Securities and Exchange Commission’s Regulation S-K. The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with the guidance for business combinations presented in ASC 805, and reflect the allocation of our preliminary purchase price to the assets acquired in the PhotoMedex acquisition based on their estimated fair values. The historical financial information has been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are: (i) directly attributable to the PhotoMedex acquisition; (ii) factually supportable; and (iii) with respect to the condensed combined statement of operations, expected to have a continuing impact on our combined results of operations.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the PhotoMedex acquisition had been affected on the dates previously set forth, nor is it indicative of the future operating results or financial position in combination. Our preliminary purchase price allocation was made using our best estimates of fair value, which are dependent upon certain valuation and other analyses that are not yet final. As a result, the unaudited pro forma purchase price adjustments related to the PhotoMedex acquisition are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed during the applicable measurement period under ASC 805 (up to one year from the acquisition date). There can be no assurances that any final valuations will not result in material adjustments to our preliminary estimated purchase price allocation. Further, the unaudited pro forma condensed combined financial information does not give effect to the potential impact of anticipated synergies, operating efficiencies, cost savings or transaction and integration costs that may result from the PhotoMedex acquisition.

The unaudited pro forma condensed combined financial information should be read in conjunction with our historical consolidated financial statements and their accompanying notes presented in our Annual Report on Form 10-K for the year ended December 31, 2016, as well as the historical financial statements of PhotoMedex, Inc. for the year ended December 31, 2016.

ICTV BRANDS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2016

ASSETS

	Historical Information
	ICTV Brands, Inc.	PhotoMedex, Inc.	Pro Forma Adjustments	Notes	Pro Forma Combined
Current assets
Cash and cash equivalents and restricted cash	$1,390,641	$2,677,000	$(677,000)	(a), (b), (d)	$3,390,641
Accounts receivable, net	506,337	4,125,000	(4,125,000)	(d)	506,337
Inventories, net	1,499,270	-0-	7,336,000	(b)	8,835,270
Prepaid expenses and other current assets	254,303	3,253,000	(3,253,000)	(d)	254,303
Assets held for sale	-0-	8,362,000	(8,362,000)	(b), (d)	-0-

Total current assets	3,650,551	18,417,000	(9,081,000)		12,986,551

Property and equipment, net	15,999	77,000	651,800	(b), (c), (d)	744,799

Goodwill	-0-	-0-	1,138,000	(b)	1,138,000

Other assets - long-term, net	872,864	7,000	108,000	(b), (d)	987,864

Total Assets	$4,539,414	$18,501,000	$(7,183,200)		$15,857,214

LIABILITIES AND EQUITY

Current liabilities
Accounts payable and accrued liabilities	$1,644,899	$18,768,000	$(18,768,000)	(d)	$1,644,899
Deferred revenue - short-term	377,445	1,141,000	(1,141,000)	(d)	377,445
Other liabilities - short-term, net of discount	288,525	-0-	-0-		288,525

Total current liabilities	2,310,869	19,909,000	(19,909,000)		2,310,869

Deferred revenue - long-term	274,374	-0-	-0-		274,374

Other liabilities - long-term, net of discount	665,713	-0-	4,500,000	(b)	5,165,713

Shareholders’ equity (deficit)	1,288,458	(1,408,000)	8,225,800	(a), (b), (c), (d)	8,106,258

Total Liabilities and Shareholders’ Equity	$4,539,414	$18,501,000	$(7,183,200)		$15,857,214

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

ICTV BRANDS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2016

	Historical Information
	ICTV Brands, Inc.	PhotoMedex, Inc.	Pro Forma Adjustments	Notes	Pro Forma Combined

Net sales	$16,788,736	$38,397,000	$(4,066,000)	(e)	$51,119,736

Costs of goods sold	4,998,682	8,086,000	(2,224,000)	(e)	10,860,682

Gross profit	11,790,054	30,311,000	(1,842,000)		40,259,054

Operating expenses	12,772,811	42,303,000	(4,758,021)	(e), (f), (h)	50,317,790

Operating loss	(982,757)	(11,992,000)	2,916,021		(10,058,736)

Interest expense, net	(13,587)	(385,000)	-0-	(e)	(398,587)

Loss before provision for income tax	(996,344)	(12,377,000)	2,916,021		(10,457,323)

Provision for income tax	-0-	762,000	(762,000)	(e)	-0-

Net loss	$(996,344)	$(13,139,000)	$3,678,021		$(10,457,323)

Net loss per share
Basic	$(0.04)				$(0.21)
Diluted	$(0.04)				$(0.21)

Weighted average number of common shares
Basic	28,213,675			(g)	48,801,918
Diluted	28,213,675			(g)	48,801,918

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

ICTV BRANDS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

Note 1 – Basis of Pro Forma Presentation

On October 4, 2016, ICTV Brands, Inc. through our newly-formed, wholly-owned subsidiary, ICTV Holdings, entered into an asset purchase agreement with PhotoMedex, Inc. and its various subsidiaries pursuant to which we acquired the consumer products division of PhotoMedex, Inc. (the “PhotoMedex Acquisition”). The PhotoMedex Acquisition was completed January 23, 2017. The unaudited pro forma condensed combined financial statements are based on ICTV Brands, Inc.’s and PhotoMedex, Inc.’s historical consolidated financial statements as adjusted to give effect to the business acquisition of PhotoMedex, Inc. The unaudited pro forma combined statements of operations for the year ended December 31, 2016 give effect to the PhotoMedex, Inc. business acquisition as if it had occurred on January 1, 2016. The unaudited pro forma condensed combined balance sheet as of December 31, 2016 gives effect to the business acquisition of PhotoMedex, Inc. as if it had occurred on December 31, 2016. The historical financial information has been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are: (i) directly attributable to the PhotoMedex Acquisition; (ii) factually supportable; and (iii) with respect to the condensed combined statement of operations, expected to have a continuing impact on our combined results of operations.

Note 2 – Preliminary Consideration Transferred

The $9,500,000 purchase price paid by ICTV Holdings in the PhotoMedex Acquisition, for which we are also jointly and severally liable, was paid as follows: (i) $3,000,000 of the purchase price, which was raised in a private placement securities purchase agreement, was deposited on October 5, 2016 into an escrow account established by counsel to ICTV Brands, Inc. and ICTV Holdings, as escrow agent, under an escrow agreement entered into on October 4, 2016 among ICTV Brands, Inc., ICTV Holdings, PhotoMedex, Inc., and certain investors in ICTV Brand, Inc.’s private placement securities purchase agreement, which escrow funds were paid to PhotoMedex, Inc. on January 23, 2017, in accordance with the escrow agreement and subject to the conditions thereof; (ii) $2,000,000 of the purchase price is to be paid by on or before the 90th day following January 23, 2017; and (iii) the remainder of the purchase price is payable in the form of a continuing royalty as described in more detail below. On October 4, 2016, as required by the purchase agreement, we delivered to PhotoMedex, Inc. a letter of credit from LeoGroup Private Debt Facility, L.P., a private equity fund that secured our obligation to make the $2 million payment referred to in clause (ii) above. The letter of credit is valid until the earlier of; (1) full payment on demand and presentation on or before January 23, 2017, or (2) 180 days from the date of letter of credit.

Under the purchase agreement, we are required to pay to PhotoMedex, Inc. and its subsidiaries a continuing monthly royalty on net cash (invoiced amount less sales refunds, returns, rebates, allowances and similar items) actually received by us or our affiliates from sales of products from the consumer products division that we acquired from PhotoMedex, Inc. Such royalty payments commence with net cash actually received from and after January 23, 2017, and continue until the total royalty paid to PhotoMedex, Inc. and its subsidiaries totals $4,500,000, calculated as follows: (i) 35% of net cash from the sale of all acquired consumer products sold through live television promotions made through Home Shopping Network (HSN) in the United States, QVC in the European Union, and The Shopping Channel (TSC) in Canada, less (a) deductions for sales commissions actually paid and on-air costs incurred for those amounts collected related to the sale of the acquired consumer products made through HSN in the United States, QVC in the European Union, and The Shopping Channel (TSC) in Canada, and (b) the cost of goods sold to generate such net cash; and (ii) 6% of net cash from the sale of all acquired consumer products other than the foregoing sales.

Note 3 – Preliminary Purchase Price Allocation

Under the acquisition method of accounting outlined in ASC 805, the identifiable assets acquired in the PhotoMedex Acquisition are recorded at their acquisition-date fair values and are included in the ICTV Brands, Inc.’s condensed combined financial position. Our unaudited pro forma adjustments are preliminary in nature and based on the estimates of fair value for all assets acquired to illustrate the estimated effect of the PhotoMedex acquisition on our condensed combined balance sheet at December 31, 2016. Accordingly, the unaudited pro forma purchase price allocation is subject to further adjustments as additional information becomes available and as additional analyses are performed. The primary areas that are not yet finalized relate to our estimated fair values for inventory and identifiable intangible assets. There can be no assurances that any final valuations will not result in material adjustments to our preliminary estimated purchase price allocation.

The following table shows the preliminary allocation of the purchase price for Photomedex, Inc. to the acquired identifiable assets:

Total purchase price	$9,500,000

Inventory	$7,336,000
Property and equipment	911,000
Other assets	115,000
Assets acquired	$8,362,000

Total pro forma goodwill	$1,138,000

Acquisition-related costs totaled $140,779 and are included in operating expenses on the unaudited pro forma condensed combined statement of operations.

Note 4 – Pro Forma Adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

(a) Reflects the financing of the $7,000,000 cash portion of the asset acquisition agreement, raised from the January 23, 2017 and February 1, 2017 private placement securities purchase agreements.

(b) Reflects the $5,000,000 cash tendered and the additional $4,500,000 under the royalties payable agreement for the identifiable assets of PhotoMedex, Inc, including the preliminary purchase price allocation and estimate of goodwill, which represents the excess of the purchase price over the fair value of PhotoMedex, Inc.’s identifiable assets acquired as shown in Note 2.

(c) Reflects an adjusted amount for accumulated depreciation of $182,200 based on the $911,000 of fixed assets being purchased, assuming an estimated five year useful life.

(d) Reflects the elimination of the assets, liabilities, and shareholders’ equity that were not purchased as part of the business acquisition of PhotoMedex, Inc. The following shows the effects of adjustments (b), (c), and (d) to PhotoMedex, Inc.’s balance sheet:

ASSETS

	Historical PhotoMedex, Inc.	Assets not Acquired Liabilities not Assumed	Pro Forma Adjustments	Adjusted PhotoMedex, Inc.
Current assets
Cash and cash equivalents and restricted cash	$2,677,000	$(2,677,000)	$-0-	$-0-
Accounts receivable, net	4,125,000	(4,125,000)	-0-	-0-
Inventories, net	-0-	-0-	7,336,000	7,336,000
Prepaid expenses and other current assets	3,253,000	(3,253,000)	-0-	-0-
Assets held for sale	8,362,000	-0-	(8,362,000)	-0-

Total current assets	18,417,000	(10,055,000)	(1,026,000)	7,336,000

Property and equipment, net	77,000	(77,000)	728,800	728,800

Goodwill	-0-	-0-	1,138,000	1,138,000

Other assets - long-term, net	7,000	(7,000)	115,000	108,000

Total Assets	$18,501,000	$(10,139,000)	$955,800	$9,317,800

LIABILITIES AND EQUITY

Current liabilities
Accounts payable and accrued liabilities	$18,768,000	$(18,768,000)	$-0-	$-0-
Deferred revenue - short-term	1,141,000	(1,141,000)	-0-	-0-

Total current liabilities	19,909,000	(19,909,000)	-0-	-0-

Shareholders’ equity	(1,408,000)	9,770,000	955,800	9,317,800

Total Liabilities and Shareholders’ Equity	$18,501,000	$(10,139,000)	$955,800	$9,317,800

(e) Reflects the adjustments to the statement of operations for the other divisions of PhotoMedex, Inc., either previously sold or not purchased by ICTV Brands, Inc. On September 15, 2016, PhotoMedex, Inc. sold the assets of its Neova product line, which was all of its physician recurring division, except for $100,000 in revenues. The remainder of that division’s revenues, the professional division, the relevant portion of unallocated operating expenses, and the relevant portion of interest expense were not purchased by ICTV Brands, Inc. as part of the PhotoMedex acquisition. Unallocated operating expenses, such as insurance, outside legal and audit fees, compensation of in-house legal and accounting staff, etc. are allocated to the divisions based on portion of revenues as these expenses support revenue generating operations. The following shows the effect of adjustment (e) to PhotoMedex, Inc.’s statement of operations:

	Historical PhotoMedex, Inc.	Divisions Previously Sold	Divisions Not Purchased	Adjusted PhotoMedex, Inc.

Net sales	$38,397,000	$(3,202,000)	$(864,000)	$34,331,000

Costs of goods sold	8,086,000	(1,847,000)	(377,000)	5,862,000

Gross profit	30,311,000	(1,355,000)	(487,000)	28,469,000

Operating expenses	42,303,000	(6,151,525)	(330,766)	35,820,709

Operating income (loss)	(11,992,000)	4,796,525	(156,234)	(7,351,709)

Interest expense, net	(385,000)	32,106	8,663	(344,231)

Income (loss) before provision for income tax	$(12,377,000)	$4,828,631	$(147,571)	$(7,695,940)

(f) Reflects an adjusted amount for depreciation of $182,200 based on the $911,000 of fixed assets being purchased, assuming an estimated five year useful life.

(g) Reflects the additional 20,588,243 shares that were issued as part of the January 23, 2017 and February 1, 2017 private placement securities purchase agreements.

(h) Reflects the adjustment for the $140,779 of acquisition-related costs incurred for the PhotoMedex Acquisition.